Exhibit 99.2

U.S. GLOBAL INVESTORS, INC.

INFORMATION STATEMENT

7900 CALLAGHAN ROAD

SAN ANTONIO, TEXAS 78229

ANNUAL MEETING OF SHAREHOLDERS

October 2, 2013

This Information Statement is being furnished on or about September 13, 2013 by U.S. Global Investors, Inc., a Texas Corporation (“U.S. Global Investors” or the “Company”) to holders of the Company’s outstanding class A and class C common stock as of August 30, 2013 (the “Record Date”). Notice is hereby given that the annual meeting of shareholders of U.S. Global Investors will be held on October 2, 2013 at 11:00 am CDT at the Company’s offices at 7900 Callaghan Rd., San Antonio, Texas 78229. The Annual Report on Form 10-K was made available to Shareholders on August 28, 2013, on EDGAR at www.sec.gov and is also currently available at www.usfunds.com, “Investor Relations” page. Shareholders may receive a paper copy free of charge upon request. Please visit these websites for all the Company’s current filings.

Questions and Answers about the Meeting

Q: WHAT IS THE PURPOSE OF THE MEETING?

A: The purpose of the annual meeting is to provide holders of the Company’s class A and class C common stock the opportunity to meet with management of the Company. Shareholders who hold their shares in street name through a bank, broker-dealer or other nominee, and wish to attend the annual meeting, should obtain proof of their beneficial ownership from the nominee.

Q: ARE PROXIES BEING SOLICITED?

A: No. There is no business to be conducted at the meeting which would require a vote of the Class C common stock holders.

Q: WHY IS THE MEETING NECESSARY?

A: Under the rules of the NASDAQ Stock Market, NASDAQ listed companies must hold an annual meeting of shareholders notwithstanding the fact that the only listed securities are non-voting securities.

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

I. INTRODUCTION

VOTING SECURITIES

The Company has two classes of common stock outstanding; only the class C (“Voting Common Stock”) has voting rights.1 The close of business as of August 30, 2013, the Record Date, has been fixed as the date of record for the determination of shareholders entitled to notice of the annual meeting. As of the Record Date, there were 2,070,527 shares of Voting Common Stock of the Company outstanding. Holders of shares of Voting Common Stock are entitled to one vote at the annual meeting for each share of Voting Common Stock held of record on the Record Date. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum under the Company’s by-laws.

PRINCIPAL SHAREHOLDERS AND SHAREHOLDERS OF MANAGEMENT

Security Ownership of Certain Beneficial Owners

Class C Common Stock (Voting Stock)

On August 14, 2013, there were 2,070,527 shares of the Company’s class C common stock outstanding. The following table sets forth, as of such date, information regarding the beneficial ownership of the Company’s class C common stock by each person known by the Company to own 5% or more of the outstanding shares of class C common stock.

Name and Address of Beneficial Owner	Class C Common Shares Beneficially Owned	Percent of Class (%)
Frank Holmes 7900 Callaghan Road San Antonio, TX 78229	2,064,560	99.71%

Class A Common Stock (Nonvoting Stock)

On August 14, 2013, there were 13,401,843 shares of the Company’s class A common stock issued and outstanding. The following table sets forth, as of such date, information regarding the beneficial ownership of the Company’s class A common stock by each person known by the Company to own 5% or more of the outstanding shares of class A common stock.

Name and Address of Beneficial Owner	Class A Common Shares Beneficially Owned		Percent of Class (%)
Royce & Associates, LLC – New York, NY [1]	2,078,000	[1]	15.51%
Financial & Investment Management Group, Ltd. – Traverse City, MI [2]	1,855,242	[2]	13.84%

[1]	Information is from Schedule 13F for the period ending June 30, 2013, filed with the SEC on August 7, 2013.
[2]	Information is from Schedule 13F for the period ending June 30, 2013, filed with the SEC on August 5, 2013.

[1]	The Company’s Articles of Incorporation authorize three classes of common stock: A, B, and C. There are no shares of Registrant’s class B nonvoting common shares outstanding.

Security Ownership of Management

The following table sets forth, as of August 14, 2013, information regarding the beneficial ownership of the Company’s class A and class C common stock by each director and named executive officer and by all directors and executive officers as a group. Except as otherwise indicated in the notes below, each person owns directly the number of shares indicated in the table and has sole voting power and investment power with respect to all such shares.

	Class C Common Stock		Class A Common Stock
Beneficial Owner	Number of Shares	%	Number of Shares	%
Frank E. Holmes, CEO, Director	2,064,560	99.71%	317,228	2.37%
Catherine A. Rademacher, CFO [1]	—	—	23,489	0.18%
Susan B. McGee, President, General Counsel	—	—	86,060	0.64%
Jerold H. Rubinstein, Director	—	—	6,900	0.05%
Roy D. Terracina, Director	—	—	40,900	0.31%
Thomas F. Lydon, Jr., Director	—	—	6,900	0.05%

All directors and executive officers as a group (six persons)	2,064,560	99.71%	481,477	3.59%

[1]	Ms. Rademacher separated her employment effective July 12, 2013, and was replaced as CFO by Ms. Lisa C. Callicotte.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the 1934 Act requires directors and officers of the Company, and persons who own more than 10% of the Company’s class A common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the stock. Directors, officers and more than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such reports received by the Company and on written representations by the Company’s officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that, with respect to the fiscal year ended June 30, 2013, its officers and directors, and all of the persons known to it to own more than 10% of its common stock, filed all required reports on a timely basis.

II. BOARD OF DIRECTORS

DIRECTORS AND EXECUTIVES OFFICERS

On September 13, 2013, Frank E. Holmes, Thomas F. Lydon, Jr., Jerold H. Rubinstein and Roy D. Terracina were each elected by consent to serve as a director of the Company for the ensuing year or until, whichever of the following occurs first: his successor is duly elected and qualified, his resignation, his removal from the board of directors, or his death. Information about the directors and executive officers of the Company, as of June 30, 2013:

Name	Age	Position
Frank E. Holmes	58	Director of the Company and Chief Executive Officer of the Company since October 1989, and Chief Investment Officer since June 1999. Since October 1989, Mr. Holmes has served and continues to serve in various positions with the Company, its subsidiaries, and the investment companies it sponsors. Mr. Holmes has served as Trustee of U.S. Global Investors Funds since August 1989 and Trustee of U.S. Global Accolade Funds from April 1993 to October 2008. Mr. Holmes has also served as Director of Meridian Fund Managers Ltd. since November 2003, Director of Meridian Global Gold & Resources Fund Ltd. since December 2003, Director of Meridian Global Energy & Resources Fund Ltd. since April 2006, Director of Meridian Global Dividend Income Fund since April 2011 and Chairman of Endeavour Financial Corp. from October 2005 to November 2008. Mr. Holmes served as Director, President, and Secretary of F.E. Holmes Organization, Inc. from July 1978 to July 2009.

Jerold H. Rubinstein	75	Chairman of the Board of Directors since February 2006 and Director of the Company since October 1989. Director, Chairman of the Board and CEO of Stratus Media Group, Inc. since April 2011. Director, Chief Executive Officer, and Chairman of the Board for ProElite, Inc. since June 2012. Founder and Chief Executive Officer of Music Imaging & Media, Inc. from July 2002 to January 2010. Director and Chairman of the Audit Committee of CKE Restaurants from June 2006 to July 2010.

Roy D. Terracina	66	Director of the Company since December 1994 and Vice Chairman of the Board of Directors since May 1997. Owner of Sunshine Ventures, Inc., a company formed to hold investments, since January 1994. Chairman of the Board of Our Lady of the Lake University since May 2010.

Thomas F. Lydon, Jr.	53	Director of the Company since June 1997. Chairman of the Board and President of Global Trends Investments since April 1996. Trustee, Rydex/SGI from June 2005 to February 2012. Trustee, Guggenheim Investments since February 2012.

Susan B. McGee	54	President of the Company since February 1998, General Counsel since March 1997. Since September 1992, Ms. McGee has served and continues to serve in various positions with the Company, its subsidiaries, and the investment companies it sponsors.

Catherine A. Rademacher	53	Chief Financial Officer of the Company from August 2004 to July 12, 2013. Controller of the Company from April 2004 until August 2004.

Lisa C. Callicotte	40	Chief Financial Officer of the Company since July 12, 2013. Controller of the Company from July 2009 until July 2013. Prior to joining the Company, Ms. Callicotte was employed with Ernst & Young LLP from January 1997 to July 2009.

None of the directors or executive officers of the Company has a family relationship with any of the other directors or executive officers.

The members of the Board of Directors are elected for one-year terms or until their successors are elected and qualified. The Board of Directors appoints the executive officers of the Company.

Director Independence. The Company’s Board of Directors is currently composed of four members. The Board of Directors has determined that three of the four members meet the definition of an independent director set forth in NASDAQ Rule 5605(a)(2), the exception being Frank Holmes who is the Chief Executive Officer and Chief Investment Officer of the Company. In assessing the independence of directors, the Board of Directors considered the business relationships between the Company and its directors or their affiliated businesses, including businesses owned and operated by family members, other than ordinary investment relationships. Furthermore, the Board has determined that none of the members of the two standing committees of the Board of Directors in existence during the 2013 fiscal year has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and that each such member is “independent” within the meaning of the independence standards applicable to each such committee.

The Board of Directors held six meetings over the past fiscal year, which included two executive sessions of the independent directors. All incumbent directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. Three of the four directors attended the Annual Meeting held on October 3, 2012. The standing committees of the Board of Directors currently consist of the Audit Committee and the Compensation Committee. The membership and responsibilities of those committees are described below.

Independent Directors	Audit Committee	Compensation Committee
Roy D. Terracina	Chairman	Member
Thomas F. Lydon, Jr.	Member	Chairman
Jerold H. Rubinstein	Member	Member

Audit Committee. The Company has a separately designated Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; complaints relating to the Company’s accounting, internal accounting controls and audit matters; and the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Board of Directors has determined that Director Roy Terracina qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K under the Exchange Act. Mr. Terracina’s pertinent experience, qualifications, attributes, and skills include: a bachelor’s degree and a master’s degree in finance, financial experience as a treasurer of a publicly traded company, managerial experience attained as the owner of a company responsible as a major supplier of baked and packaged goods primarily through the Department of Defense, the knowledge and experience he has attained from service on other boards and the knowledge and experience he has attained from his service on U.S. Global’s Board. The Audit Committee met six times during the past fiscal year. All incumbent committee members attended 75 percent or more of the committee meeting on which they served during the last fiscal year.

Compensation Committee. The Compensation Committee assists the Board of Directors in carrying out its responsibilities with respect to employee qualified benefit plans and employee programs, executive compensation programs, stock option plans and director compensation programs. The Compensation Committee has broad responsibility for assuring that the Company’s executive officers, including the Company’s Chief Executive Officer, are effectively compensated in terms of salaries, supplemental compensation and benefits that are internally equitable and externally competitive. Additional responsibilities include the review and approval of corporate goals and objectives relevant to the Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Compensation Committee met two times during the past fiscal year. All incumbent committee members attended 75 percent or more of the committee meetings on which they served during the last fiscal year.

Compensation Committee Interlocks and Insider Participation. During fiscal year 2013, the Compensation Committee consisted of Roy D. Terracina, Thomas F. Lydon, Jr., and Jerold H. Rubinstein. All members of the Compensation Committee were independent directors, and no member was an employee or former employee. During fiscal year 2013, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Company’s Compensation Committee.

Nomination of Directors. Although the Company does not have a standing nominating committee, the Company’s Corporate Governance Guidelines effectively provide guidance on selection and nomination process whenever a vacancy occurs on the Board of Directors. Due to the longevity of service of the current Board of Directors, those Directors have not participated in consideration of director nominees.

The Company believes generally that its Board as a whole should encompass a range of talent and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. Whenever a vacancy occurs on the Board of Directors, the Board is responsible for identifying one or more candidates to fill that vacancy, investigating each candidate and evaluating their suitability for service on the Board. The following attributes or qualifications will be considered by the Board in evaluating a person’s candidacy:

•	Management and leadership experience;

•	Skilled and diverse background; and

•	Integrity and professionalism.

The Board is authorized to use any methods it deems appropriate for identifying candidates for Board membership. In addition, candidates recommended by the Company’s stockholders, pursuant to a Director Recommendation Form, are considered in the same manner as other candidates.

The Company’s policy is to have at least a majority of directors qualify as “independent” under the NASDAQ Listing Rules and the Company’s Corporate Governance Guidelines, which are available at the Company’s website at www.usfunds.com.

Code of Ethics for Principal Executive and Senior Financial Officers

The Company has adopted a Code of Ethics for Principal Executive and Senior Financial Officers that applies to the Company’s principal executive officer and principal financial officer. This code charges these individuals with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports the Company files with the SEC, and compliance with applicable laws, rules and regulations.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for U.S. Global’s internal controls and financial reporting process. BDO USA, LLP, U.S. Global’s independent registered public accounting firm for the fiscal year ended June 30, 2013, is responsible for performing an independent audit of U.S. Global’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and an audit of the effectiveness of U.S. Global’s internal control over financial reporting in accordance with the standards of the PCAOB and to issue its reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee approves the selection and appointment of U.S. Global’s independent registered public accounting firm and recommends the ratification of such selection and appointment to U.S. Global’s Board of Directors.

The Audit Committee has reviewed and discussed U.S. Global’s audited financial statements with management and BDO USA, LLP. The committee has discussed with BDO USA, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal year 2013 audited consolidated financial statements. The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the committee concerning independence and has discussed with BDO USA, LLP that firm’s independence.

Based on the foregoing review and discussions and such other matters the Audit Committee considered relevant and appropriate, the committee recommended to the Board that the audited financial statements of U.S. Global be included in its Annual Report on Form 10-K for the year ended June 30, 2013.

AUDIT COMMITTEE

Thomas F. Lydon, Jr.

Jerold H. Rubinstein

Roy D. Terracina

Certain Relationships and Related Transactions

On June 30, 2013, and June 30, 2012, respectively, the Company had $29.7 million and $32.9 million at fair value invested in USGIF and offshore clients the Company advises, and these amounts were included in the balance sheet in cash and cash equivalents and trading securities. The Company recorded $113,787, $117,234, and $238,604 in dividend income and ($146,544), $50,480, and $725,512 in net unrealized gains (losses) on its investments in the Funds and offshore clients for fiscal years 2013, 2012, and 2011, respectively. Receivables from mutual funds shown on the Consolidated Balance Sheets represent amounts due the Company and its wholly-owned subsidiaries for investment advisory fees, administrative fees, distribution fees, transfer agent fees and out-of-pocket expenses, net of amounts payable to the mutual funds. Frank Holmes, a director and Chief Executive Officer of the Company, is a trustee of USGIF.

The Company provides advisory services for the Meridian Global Gold and Resources Fund Ltd., an offshore fund. The Company receives a monthly advisory fee and a performance fee, if any, based on the overall increase in value of the net assets in the fund. The Company recorded fees totaling $145,054, $211,960, and $1,129,271 for the years ended June 30, 2013, 2012, and 2011, respectively. Frank Holmes, a director and Chief Executive Officer of the Company, is a director of Meridian Global Gold and Resources Fund Ltd. and Meridian Fund Managers Ltd., the manager of the Meridian Global Gold and Resources Fund Ltd.

The Company provides advisory services for the Meridian Global Energy and Resources Fund Ltd., an offshore fund. The Company receives a monthly advisory fee and a performance fee, if any, based on the overall increase in value of the net assets in the fund. The Company recorded fees totaling $99,663, $122,182, and $258,087 for the years ended June 30, 2013, 2012, and 2011, respectively. Mr. Holmes is a director of Meridian Global Energy and Resources Fund Ltd. and Meridian Fund Managers Ltd., the manager of the Meridian Global Energy and Resources Fund Ltd. In addition, the Company has an investment in the Meridian Global Energy and Resources Fund Ltd. classified as trading with a fair value of $785,990 on June 30, 2013.

The Company provides advisory services for the Meridian Global Dividend Income Fund Ltd., an offshore fund. The Company receives a monthly advisory fee and a performance fee, if any, based on the overall increase in value of the net assets in the fund. The Company recorded fees totaling $73,006 for the year ended June 30, 2013 and $24,133 for the year ended June 30, 2012, the first year in which services were provided. Mr. Holmes is a director of Meridian Global Dividend and Income Fund Ltd. and Meridian Fund Managers Ltd., the manager of the Meridian Global Dividend Income Fund Ltd. In addition, the Company has an investment in the Meridian Global Dividend and Income Fund Ltd. classified as available-for-sale with a fair value of $4,712,205 at June 30, 2013.

The Company owns a position in Charlemagne Capital Limited on June 30, 2013, with a fair value of approximately $719,550 and recorded as an available-for-sale security. Charlemagne Capital (IOM) Limited, a wholly owned subsidiary of Charlemagne Capital Limited, specializes in emerging markets and is the non-discretionary subadviser to the Emerging Europe Fund and Global Emerging Markets Fund, two funds in USGIF.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year ended June 30, 2013, the compensation reportable for the NEOs, as determined by SEC rules. Columns were omitted if they were not applicable.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)		Total ($)
Frank E. Holmes	2011	421,799	6,300	—	880,591	150,012		1,458,702
Chief Executive Officer	2012	421,799	6,200	—	257,175	162,336		847,510
Chief Investment Officer	2013	411,799	6,300	—	229,979	122,616	[2]	770,694
Catherine A. Rademacher [5]	2011	98,006	98,416	28,780	—	31,211		256,413
Chief Financial Officer	2012	100,021	62,226	12,374	—	37,496		212,117
	2013	101,004	48,618	—	—	18,382	[3]	168,004
Susan B. McGee	2011	256,895	74,898	16,600	120,263	131,311		599,967
President	2012	258,041	35,891	11,539	44,758	147,083		497,312
General Counsel	2013	258,396	28,935	—	48,150	132,026	[4]	467,507

[1]	Amounts consist of cash incentive compensation awards earned for services. The amounts were paid pursuant to the senior executive bonus programs.
[2]	Represents amounts paid by us on behalf of Mr. Holmes as follows: (i) $56,248 in insurance, (ii) $32,033 in matched contributions, (iii) $13,400 in memberships, (iv) $6,000 in trustee fees, and (v) $14,935 in miscellaneous items.
[3]	Represents amounts paid by us on behalf of Ms. Rademacher as follows: (i) $9,675 in matched contributions, (ii) $6,554 in memberships, and (iii) $2,153 in miscellaneous items.
[4]	Represents amounts paid us on behalf of Ms. McGee as follows: (i) $72,526 in insurance, (ii) $25,210 in matched contributions, (iii) $18,047 in memberships, and (iv) $16,243 in miscellaneous items.
[5]	Ms. Rademacher separated her employment effective July 12, 2013, and was replaced as CFO by Ms. Lisa C. Callicotte.

Overview

The following section provides a discussion and analysis of the basis for the compensation awarded to the CEO, the CFO, and our other most highly compensated executive officer of the Company (“Named Executive Officers” or “NEOs”), as well as our directors in fiscal year 2013. We provide investment advisory and other services to our clients. Our long-term success depends on our ability to provide superior investment returns and outstanding client service. As such, one of our greatest assets is the collective skill, experience and efforts of our employees. To achieve success, we must be able to attract, retain and motivate professionals within all levels of our Company who are committed to our core values.

We place great significance on our values of performance, teamwork, initiative, responsiveness, focused work ethic, and intellectual curiosity. We believe that adherence to these core values will contribute to the long-term success of the Company and our shareholders.

We compete for talent with a large number of investment management and financial services companies, many of which have significantly larger market capitalization than we do. Our relatively small size within the industry, geographic location, and lean executive management team provide unique challenges.

Setting Executive Compensation

The Compensation Committee of our Board of Directors is responsible for reviewing and approving corporate goals and objectives relevant to the CEO, Frank Holmes; evaluating the CEO’s performance in light of those goals and objectives; and determining and approving the CEO’s compensation level based on this evaluation. In addition, the committee is responsible for reviewing and approving compensation recommended by Mr. Holmes for our other executive officers. The Board appointed Messrs. Lydon, Terracina, and Rubinstein as members of the Compensation Committee. Mr. Lydon serves as the chairman of the Compensation Committee, and there are no Compensation Committee interlocks to report. The Compensation Committee has a charter that is available for review on our website at www.usfunds.com by clicking “About Us,” followed by “Investor Relations,” then “Policies and Procedures.”

The individuals listed below are the CEO and CFO, plus our other most highly compensated NEO in fiscal year 2013.

Name	Title
Frank E. Holmes	Chief Executive Officer and Chief Investment Officer
Catherine A. Rademacher	Chief Financial Officer
Susan B. McGee	President and General Counsel

In establishing total annual compensation for Mr. Holmes, the Compensation Committee considers a number of factors. For assistance in determining the appropriate factors to consider, the Compensation Committee consulted in 2005 with Moss Adams LLP, an executive compensation consulting firm. Importantly, the Compensation Committee considers the various functions Mr. Holmes assumes, including the dual role of CEO and Chief Investment Officer (“CIO”). In addition, the Compensation Committee considers various measures of company performance, including profitability and total shareholder return. The Compensation Committee also reviews Mr. Holmes’ performance in managing our corporate investments, in overseeing the management of our client portfolios and the results of our operational earnings.

In addition to his base salary, Mr. Holmes receives a bonus based on operational earnings, which are substantially derived from assets under management, based on a percentage of operational earnings, and capped at a predetermined dollar amount, as computed for financial reporting purposes in accordance with GAAP (before consideration of this fee).

Mr. Holmes also receives a bonus when our investment team meets their performance goals. The bonus is based on calculated fund performance bonuses of the investment team and is in recognition of Mr. Holmes’ creation and oversight of the investment processes and strategy.

In addition, Mr. Holmes receives a percentage of offshore fund management and performance fees in recognition of attracting and managing offshore client accounts and a percentage of realized gains on investments, offset by realized losses and other-than-temporary write-downs, in recognition of his expertise in managing the investments of the company.

The committee has delegated to Mr. Holmes the responsibility for reviewing the performance of, and recommending the compensation levels for, our other NEOs. The committee does not use rigid formulas with respect to the compensation of NEOs. Mr. Holmes makes a recommendation based on the achievement of qualitative goals that apply to all employees, quantitative goals that apply to an executive officer’s specific job responsibilities and other accomplishments, such as expansion in functional responsibility. In forming his recommendations, Mr. Holmes also considers the responsibilities and workload of the executive officer; the explicit and tacit knowledge required to perform these responsibilities, including any professional designations; the profitability of the company; and the cost of living in San Antonio, Texas.

Objectives

Our executive compensation programs are designed to:

•	attract and retain key executives,

•	align executive performance with our long-term interests and those of our shareholders, and

•	link executive pay with performance.

Elements of Executive Compensation

The committee reviews and approves all components of executive officer compensation. The principal elements of executive compensation, other than Mr. Holmes, are:

•	base salary,

•	performance-based cash and stock bonuses,

•	long-term incentive awards, and

•	other compensation and benefits.

Base Salary

Base salaries for NEOs are reviewed annually by the Compensation Committee. Generally, the salaries of NEOs are occasionally adjusted to recognize expansion of an individual’s role, outstanding and sustained performance, or to bring the officer’s pay into alignment with the market. We did not use any benchmarking studies in fiscal year 2013 to obtain market information. In addition, the Compensation Committee did not consider the equity ownership of the Company by Mr. Holmes when setting his compensation. Nor did the committee aim for a specific relationship between Mr. Holmes and the other executive officers. Base salaries paid to NEOs during the fiscal year are shown in the Summary Compensation Table.

Performance-Based Cash and Stock Bonuses

Executive officers, except Mr. Holmes, participate in a team performance pay program based on each employee’s annual salary to recognize monthly completion of departmental goals. Additionally, key executive officers are compensated based on individual performance pay arrangements. Discretionary cash bonuses are awarded from time to time for such things as completion of critical projects or outstanding performance.

Mr. Holmes considered a matrix of factors in reviewing the performance of, and compensation for, the CFO, Catherine Rademacher. Mr. Holmes considered such things as responsibilities, productivity, results of the Company’s actual versus targeted goals, hours of work, profitability of the Company, timely and accurate financial regulatory filings, unqualified S-Ox and audit results and the cost of living in San Antonio. Ms. Rademacher received a monthly bonus when certain fund performance criteria were met and a monthly bonus when certain other financial metrics were met. Occasionally, Ms. Rademacher received discretionary bonuses for the completion of special projects.

In reviewing the performance of and compensation for the President and General Counsel Susan McGee, Mr. Holmes considers a matrix of factors including responsibilities, productivity, hours of work, profitability of the Company, timely and accurate regulatory filings, completion of regulatory examinations, and the cost of living in San Antonio. In addition to her base salary, Ms. McGee is paid a monthly bonus based on new assets flowing through institutional accounts in recognition of her leadership and strategic guidance of the institutional sales department. Ms. McGee receives a monthly bonus when certain financial metrics are met. Occasionally Ms. McGee receives discretionary bonuses for special projects such as completion of regulatory exams or managing significant new business relationships.

Long-Term Incentive Awards

Long-term incentive awards include stock options and restricted shares. We have utilized option grants to induce qualified individuals to join us, thereby providing the individual with an opportunity to benefit if we have significant growth. Similarly, options have been utilized to reward existing employees, including NEOs, for long and faithful service and to encourage them to stay with us. The Compensation Committee administers the stock option plans. Although the Company has no written policy for allocating between cash and equity, or current and long-term compensation for the CEO and other NEOs, the weighting has generally been in the range of less than 5 percent long-term compensation in the form of options or stock awards, with the remaining compensation in cash.

Stock Option Plans

In November 1989, the Board of Directors adopted the 1989 Non-Qualified Stock Option Plan (1989 Plan) which provides for the granting of options to purchase shares of our class A common stock to directors, officers, and employees. On December 6, 1991, shareholders approved and amended the 1989 Plan to provide provisions to cause the plan and future grants under the plan to qualify under 1934 Act Rule 16b-3. The 1989 Plan is administered by the Compensation Committee consisting of three outside members of the Board of Directors. The maximum number of shares of class A common stock initially approved for issuance under the 1989 Plan is 1,600,000 shares. During the fiscal year ended June 30, 2013, no stock options were granted. As of June 30, 2013, under this amended plan, 1,733,400 options had been granted, 883,000 options had been exercised, 850,400 options had expired, no options remained outstanding and 717,000 options are available for grant.

In April 1997, the Board of Directors adopted the 1997 Non-Qualified Stock Option Plan (1997 Plan), which shareholders approved on April 25, 1997. It provides for the granting of stock appreciation rights (SARs) and/or options to purchase shares of our class A common stock to directors, officers and employees. The 1997 Plan expressly requires that all grants under the plan qualify under 1934 Act Rule 16b-3. The 1997 Plan is administered by the Compensation Committee consisting of three outside members of the Board of Directors. The maximum number of shares of class A common stock initially approved for issuance under the 1997 Plan is 400,000 shares. During the fiscal year ended June 30, 2013, no stock options were granted. As of June 30, 2013, 581,300 options had been granted, 257,000 shares had been exercised, 295,300 options had expired, 29,000 options remained outstanding and 114,000 options are available for grant.

2010 Stock Incentive Plan

In October 2010, at the Annual Meeting of Shareholders, the class C shareholders voted to adopt the 2010 Stock Incentive Plan. The 2010 Stock Incentive Plan is intended to promote the interests of the Company by providing eligible persons in the Company’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company to align such persons’ interests with those of the Company’s shareholders and as an incentive for them to remain in such service. During fiscal year 2013, no stock bonuses were awarded to NEOs.

Assessment of Risk

By design, the Company’s compensation program for all employees, including executive officers, does not incentivize excessive risk-taking. The Company’s base salary component of compensation does not encourage risk-taking because it is a fixed amount. Generally, incentive awards have the following risk-limiting characteristics:

•	Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	For executive officers other than Mr. Holmes (who is a significant U.S. Global shareholder), the majority of the award value is delivered in the form of stock that vests over a multiple years, which aligns the interests of executive officers to long-term shareholder interests; and

•	All participants, including executive officers, in the Employee Stock Purchase Plan are subject to stock ownership and holding guidelines.

OTHER COMPENSATION AND BENEFITS

Health, Welfare and Retirement Benefits

Health, welfare, and retirement benefits are designed to provide a safety net of protection for employees in the event of illness, disability, or death, and to provide employees an opportunity to accumulate retirement savings.

We offer a range of health and welfare benefits to substantially all employees, including the NEOs. These benefits include medical, dental, vision, prescription drug, short-term disability, long-term disability, group life and accidental death insurance, tuition reimbursement, and a free health club membership.

401(k) Plan

We offer a 401(k) plan covering substantially all employees, including NEOs. Participants may contribute, on a pretax basis, their base salary and cash incentive compensation, up to a limit imposed by the Internal Revenue Code, which is $17,500 in calendar year 2013. An additional “catch-up” pretax contribution of up to $5,500 is allowed for employees over 50. We automatically match 100 percent of the first 3 percent of participating employees’ contributions and 50 percent of the next 2 percent of participating employees’ contributions. We contribute to participants’ accounts at the same time that the employee’s pay deferral is made. Employees are immediately vested in both their 401(k) salary deferral contribution and the matched contributions. Participants in our 401(k) plan may allocate some or all of their contributions to a separate designated Roth account, commonly known as a Roth 401(k).

Profit Sharing

The 401(k) plan allows for us to make a discretionary profit sharing contribution, as authorized by the Board of Directors. Factors that are considered by the Board include earnings, cash flows, capital requirements and the general financial condition of the Company. No specific performance thresholds or goals are required by the Board to authorize a profit sharing contribution. Profit sharing contributions of $0, $400,000, and $300,000 were made in fiscal years 2013, 2012, and 2011, respectively.

Savings Plans

We also have a program pursuant to which we offer employees an opportunity to participate in savings programs using managed investment companies. Employee contributions to an Individual Retirement Account are matched to a maximum of $100 per month for certain management-level employees, including NEOs, and a maximum of $30 for all other employees. Similarly, certain management-level employees, including NEOs, may contribute to the Tax Free Fund and we will match these contributions up to a maximum of $90 per month. A similar savings plan utilizing UGMA accounts is offered to all employees to save for minor relatives and is matched at a maximum of $15 per month per child.

Employee Stock Purchase Plan

We also have a program whereby eligible employees can purchase treasury shares, at market price, and we will automatically match their contribution up to 3 percent of gross salary. During fiscal years 2013, 2012, and 2011, employees purchased 48,679; 28,998; and 25,781 shares of treasury stock from us, respectively. The purchase price used is the closing stock price on the last business day of each month. We do not restrict the ability of our employees or directors to hedge their position in our shares. In addition, neither the Board nor NEOs are required to own or purchase a certain number of shares.

The Summary Compensation Table includes the matched contributions to the plans described above for each NEO.

Perquisites and Other Benefits

We provide certain perquisites that the committee believes are reasonable and consistent with our overall compensation program to a limited number of officers. The perquisites consist of such things as memberships for business entertainment purposes and policies for long-term disability and life insurance. The Summary Compensation Table shows the value of perquisites provided to NEOs in fiscal year 2013 in the “All Other Compensation” column.

Employment Agreements, Termination and Change-in Control Arrangements

We do not have any employment agreements, termination agreements, or change-in control agreements with any of our executive officers.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid during any fiscal year to our CEO and our four other most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our objectives.

No stock awards were granted to the named executive officers in fiscal year 2013.

During fiscal year 2013, there were no exercises of stock options, vesting of restricted stock or options outstanding for any of the named executive officers.

Compensation of Directors

The compensation of directors is subject to a minimum of $6,000 in any quarter paid in arrears. We may grant non-employee directors options under our 1989 and 1997 Stock Option Plans. Directors are reimbursed for reasonable travel expenses incurred in attending the meetings held by the Board of Directors. Mr. Rubinstein serves as the chairman of the Board. The Company grants each director 100 shares of stock per month. Director compensation for the fiscal year ended June 30, 2013, is detailed in the table below. Columns that were not applicable were omitted.

Director Compensation
	Fees Earned or
Name	Paid in Cash [1]	Stock Awards [2]	Total
Jerold H. Rubinstein	$88,320	$4,997	$93,317
Roy D. Terracina	$28,320	$4,997	$33,317
Thomas F. Lydon, Jr.	$24,000	$4,997	$28,997

1	The difference in fees earned was primarily due to Mr. Rubinstein receiving an additional $5,000 per month for added responsibilities as chairman.
2	Amounts shown represent expense recognized in the consolidated financial statements for stock awards granted to non-employee directors in fiscal year 2013.

Compensation Committee Report on Executive Compensation

The Compensation Committee is composed entirely of independent directors in accordance with the listing standards of the NASDAQ Stock Market. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this annual report.

Respectfully,

Members of the Compensation Committee

Thomas F. Lydon, Jr., Chairman

Jerold H. Rubinstein

Roy D. Terracina

INDEPENDENT PUBLIC ACCOUNTANTS

Changes in and Disagreements with Accountants

There were no changes in or disagreements with accountants on accounting and financial disclosure during the two most recent fiscal years. Representatives of the Company’s registered independent auditing firm, BDO USA, LLP, will not be present at the annual meeting.

Principal Accounting Fees and Services

The following table represents fees for professional audit services for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2013, and 2012, respectively, rendered by BDO USA, LLP.

	Fiscal year ended June 30,
	2013	2012
Audit fees [1]	$318,300	$325,000
Audit-related fees [2]	10,000	10,000
Tax fees [3]	44,865	53,285

Total fees	$373,165	$388,285

1	Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
2	Audit-related fees consist primarily of fees for assurance and related services by the accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and fees related to the audit of the Employee Stock Purchase Plan.
3	Tax fees include the preparation of federal tax returns as well as tax planning and consultation on new tax legislation, regulations, rulings, and developments.

Audit Committee Pre-Approval Policies

The Audit Committee has established pre-approval policies pursuant to which all audit and auditor-provided non-audit engagement fees and terms must be approved. Pre-approval is generally provided and is detailed as to the particular service or category of services. The Audit Committee is also responsible for considering, to the extent applicable, whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

All services provided by BDO USA, LLP in the fiscal years ended June 30, 2013, and 2012 were pre-approved by the Audit Committee.

III. EMPLOYEE STOCK PURCHASE PLAN

On September 12, 2013, the Board of Directors approved and recommended ratification and approval by the Company’s class C shareholders of amendments to the U.S. Global Investors, Inc. Employee Stock Purchase Plan (the “Plan”). On September 13, 2013, the amendments to the Plan were approved and ratified by consent of Frank E. Holmes whose ownership of 2,064,560 shares represents a majority of issued and outstanding class C common stock. Below, please find some general information about the Plan, including a tabular disclosure of the shares purchased pursuant to the Plan, and the approved and ratified amendments to the Plan.

Purpose of the Plan

The Plan is intended to provide eligible employees of the Company and its subsidiaries an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of the employees and the Company.

Eligibility

An employee of the Company or subsidiary is eligible to participate in the Plan if the employee is an employee (not an independent contractor), works more than 20 hours per week, and for more than five months per year. Eligible employees may enroll in the Plan as of the election date. The election date is the first business day of each month.

Contributions

A Plan participant can contribute an after-tax payroll deduction from each payment of compensation during the purchase period of an integral percentage amount with a minimum deduction of 1% per payroll period. A participant may change the deduction to any permissible level effective as of any election date. The Company will match an employee’s contributions dollar for dollar up to 3% of the employee’s salary.

Discontinuance of Participation

A participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a participation form. If a participant ceases participation in the Plan, the participant may request payment of any funds held in his or her account under the Plan, and the participant may not again elect to participate in the Plan until the next election date. Notwithstanding anything in the Plan to the contrary, if a participant ceases to be an eligible employee, his or her participation automatically shall cease, no further purchase of stock shall be made for the participant, and any funds credited to the participant’s account under the Plan shall be distributed.

Stock Purchase Provisions

On the first day of the purchase period, eligible employees are granted the option to purchase the Company’s common stock. Effective the last day of the purchase period, the Company issues common stock to the participants. The purchase price per share of stock to be sold to participants for each purchase period beginning on the effective date shall be the market value per share on the purchase date.

On the purchase date, whole shares of stock are purchased for the participants at market value. Any remaining amounts which are not used to purchase stock are carried forward and held on behalf of the employees to purchase stock on the next purchase date.

Effective Date and Term of the Plan

The effective date of the Plan is July 1, 2013. The Plan shall continue in effect for ten years from the effective date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors.

Amendment of the Plan

The Board of Directors may, at any time and from time to time, amend the Plan in any respect. Amendments to the Plan will be subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which the common stock is at the time primarily traded.

Plan Administration

The Plan is administered by the Compensation Committee of the Company’s Board of Directors.

Plan Expenses

The Company shall pay the administrative expenses associated with the Plan.

Plan Termination

Although the Board of Directors of the Company has not expressed any intent to do so, it has the right to terminate the Plan at any time without prior notice. If such right is exercised, all funds contributed to the Plan will be refunded without interest to the participants.

Table

Below, please find the tabular information addressing shares purchased pursuant to the Plan and purchase price per share for common stock:

Name & Position	Dollar Value Per Share	Number of Shares
January 2012
Frank E. Holmes, CEO	$7.04	302
Susan B. McGee, President	$7.04	186
Catherine A. Rademacher, CFO	$7.04	24
Employees	$7.04	1,851
February 2012
Frank E. Holmes, CEO	$7.40	288
Susan B. McGee, President	$7.40	177
Catherine A. Rademacher, CFO	$7.40	24
Employees	$7.40	1,728
March 2012
Frank E. Holmes, CEO	$7.25	293
Susan B. McGee, President	$7.25	180
Catherine A. Rademacher, CFO	$7.25	24
Employees	$7.25	1,732
April 2012
Frank E. Holmes, CEO	$7.02	303
Susan B. McGee, President	$7.02	187
Catherine A. Rademacher, CFO	$7.02	24
Employees	$7.02	1,192
May 2012
Frank E. Holmes, CEO	$5.01	424
Susan B. McGee, President	$5.01	262
Catherine A. Rademacher, CFO	$5.01	35
Employees	$5.01	2,287
June 2012
Frank E. Holmes, CEO	$4.37	487
Susan B. McGee, President	$4.37	299
Catherine A. Rademacher, CFO	$4.37	40
Employees	$4.37	2,675

July 2012
Frank E. Holmes, CEO	$4.71	452
Susan B. McGee, President	$4.71	278
Catherine A. Rademacher, CFO	$4.71	37
Employees	$4.71	2,479
August 2012
Frank E. Holmes, CEO	$5.21	408
Susan B. McGee, President	$5.21	252
Catherine A. Rademacher, CFO	$5.21	33
Employees	$5.21	2,243
September 2012
Frank E. Holmes, CEO	$6.13	347
Susan B. McGee, President	$6.13	213
Catherine A. Rademacher, CFO	$6.13	28
Employees	$6.13	1,959
October 2012
Frank E. Holmes, CEO	$5.49	387
Susan B. McGee, President	$5.49	239
Catherine A. Rademacher, CFO	$5.49	32
Employees	$5.49	2,282
November 2012
Frank E. Holmes, CEO	$5.54	384
Susan B. McGee, President	$5.54	236
Catherine A. Rademacher, CFO	$5.54	31
Employees	$5.54	2,263
December 2012
Frank E. Holmes, CEO	$4.01	530
Susan B. McGee, President	$4.01	327
Catherine A. Rademacher, CFO	$4.01	43
Employees	$4.01	3,131

Amendments to the Plan

The amendments to the Plan approved and ratified on September 13, 2013:

•	Section 2.08, Effective Date, shall mean July 1, 2013.

•	Section 2.18, Purchase Period, “…The initial Purchase Period began on the original effective date of July 1, 2003 and ended on September 30, 2003.”

•	Section 4.01, Reservation of Shares. Subject to adjustment in accordance with Section 5.02, the number of shares of Stock that may be issued under the Plan is 150,000; provided that, not later than 120 days after each fiscal year end during the term of the Plan, beginning with the 2013 calendar year, there shall be automatically added an additional positive number of shares of Stock such that as of such date the total number of shares of Stock that may issued under the Plan is 150,000.

•	Section 6.06, Expiration and Termination of the Plan, “…The Board of Directors shall have the right to extend the term of or terminate the Plan at any time without prior notice to any Participant and without liability to any Participant.”

IV. NOTICE AND ADDITIONAL INFORMATION

NOTICE

Article 2, Section 2.05 of the Company’s by-laws provides for a written or printed notice to shareholders stating the place, day, and hour of any shareholders’ meeting, and in the case of a special meeting, the purposes for which the meeting is called, which shall not be delivered less than ten (10), nor more than fifty (50) days before the date of the meeting, either personally or by mail, by the direction of the president, secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the Company, with postage prepaid.

OTHER MATTERS

Management knows of no other business that will be presented at the annual meeting other than as explained herein.

ADDITIONAL INFORMATION

If you have any questions regarding the matters discussed in this Information Statement, please contact Jeffrey Gershon, Associate Counsel, at (210) 308-1234.